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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 28, 2007

EMPIRE WATER CORPORATION
formerly Cascade Coaching Corp.
(Exact name of registrant as specified in its charter)

NEVADA	000-52256
(State or other jurisdiction of incorporation)	(Commission File No.)

25 Orchard Road
Lake Forest, California 92630
(Address of principal executive offices and Zip Code)

(949) 768-1600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Forward Looking Statements

     This Form 8-K and other reports we file from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect our current views with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to our industry, operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

     Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes that will be filed herein.

     In this Form 8-K, references to “we,” “our,” “us,” or the “Company” refer to Empire Water Corporation, a Nevada corporation, formerly known as Cascade Coaching Corp.

Item 2.01.      Completion of Acquisition or Disposition of Assets

     On December 28, 2007, we entered into securities purchase agreements with several investors. Pursuant to these agreements, we sold an aggregate of 3,200,000 shares of our common stock. We also issued warrants to each of these investors that allow such investors to purchase an additional 3,200,000 shares of common stock at an exercise price per share of $1.25. See “Recent Sales of Unregistered Securities.” We used a portion of the proceeds from this sale of stock and warrants to acquire a canal and water rights located in Southern California. At that time, the focus of our business changed from a consulting firm to the ownership, development and sale of water resources.

BUSINESS

     Our primary business is to own, develop and sell water to wholesale customers under long term contract. We plan to acquire additional water production assets adjacent to our conveyance system in order to increase capacity. We also intend to acquire and develop additional water resource opportunities in California and Arizona. We plan to use the West Riverside Canal as the backbone of our operations in San Bernardino and Riverside counties. Sustainability is an important foundation of the Company philosophy and goals. Subsequently, we also intend to acquire, utilize and sell reclaimed water. This reclaimed water will be used to provide regional groundwater recharge and will ultimately replace all well water for irrigation supplies. We are not presently and have no intention of being a regulated utility selling to individuals.

Background

     We were incorporated in Nevada in May 2005. From inception until December 2007 we intended to engage in business as a business consulting firm. In December 2007, we entered into an agreement with Basin Water Resources, Inc. (“BWRI”) pursuant to which BWRI assigned to us all of its rights, title and interest in and to certain rights and assets.

     On May 9, 2007, BWRI and Indian Hills Water Conservation Corporation, , a California corporation (“IHWCC”), West Riverside Canal Company, a California corporation (“West Riverside”), West Riverside 350 Inch Water Company, a California corporation (“350IWC,” and together with West Riverside, the “Water Companies”), Henry C. Cox II, an individual (“Cox”) and John L. West, an individual (“West,” and together with IHWCC and Cox, the “West Riverside Sellers”)entered into a Stock and Asset Purchase Agreement (the “Initial Purchase Agreement”). Pursuant to the terms of the Initial Purchase Agreement, BWRI had the right to purchase (a) a canal located in San Bernardino and Riverside Counties that is approximately eighteen miles in length (the “Canal”),

(b) rights to pump water from the Riverside Basin, and (c) other equipment and tangible and intangible personal property (collectively, the “Assets”) for total consideration of $1,500,000 and a percentage of net income generated from future operations of the Assets.

     On December 21, 2007, we entered into a stock purchase agreement with BWRI, effective as of December 28, 2007 (the “BWRI Stock Purchase Agreement”). Under the terms of the BWRI Stock Purchase Agreement, we acquired the right to purchase the Assets, all of which relate to a business that extracts, pumps, appropriates, stores, supplies, distributes, transports and sells water to customers in and around the Counties of Riverside and San Bernardino in Southern California. These Assets were purchased pursuant to an Assignment and Amendment Agreement entered into on December 21, 2007 and effective as of December 28, 2007 (the “Assignment Agreement”) by and among us, BWRI, IHWCC, West Riverside, 350IWC, Cox and West, pursuant to which we purchased, as the assignee of BWRI, certain assets owned by the West Riverside Sellers. Among other things, the Assignment Agreement provided for both (a) the assignment and delegation by BWRI, and the assumption and acceptance by us, of all of BWRI’s rights and obligations under the Initial Purchase Agreement, and (b) amends the Initial Purchase Agreement.

      On December 28, 2007, pursuant to the terms of the BWRI Stock Purchase Agreement, we issued 6,000,000 shares of common stock to BWRI in exchange for the assignment of BWRI’s rights and obligations under the Assignment Agreement. Prior to the this closing, James M. Jack resigned as one of our officers and directors and tendered back to us all shares of common stock owned by him (22,500,000 shares) for cancellation. On January 3, 2008, Alfred Nutt, our president and sole director, tendered back to us all shares of common stock owned by him (22,500,000 shares) for cancellation. If we are successful in raising additional capital in the minimum amount of at least $10,000,000, we will issue an additional 6,000,000 shares of our common stock to BWRI. As set forth in the BWRI Stock Purchase Agreement, we have reimbursed BWRI for its due diligence costs and for the $100,000 deposit BWRI paid to the West Riverside Sellers. The total amount of such payments was $200,000, including the $100,000 paid for the deposit.

     We have just initiated the water management business, involving the production, treatment, distribution, transportation and management of water, and will share the net income received from such operations with the West Riverside Sellers. Effective December 28, 2007, we entered into an Agreement for the Purchase and Operation of Water Treatment Unit and Operation of Water Distribution System with Basin Water, Inc. (“Basin Water”) (the “Unit Purchase Agreement”). The terms of the Unit Purchase Agreement provide that we will purchase one standard 1,000 gallon per minute nitrate regenerable water treatment system (the “Water Treatment Unit”) unit from Basin Water for an aggregate purchase price of $900,000.

     As additional consideration to the West Riverside Sellers, following the closing of the transactions contemplated by the West Riverside Purchase Agreements, the West Riverside Sellers continue to share in the net income resulting from our operations (including any sale of our rights to the Canal to third parties), which are primarily intended to result from water production and distribution. As described in the West Riverside Purchase Agreements, the Seller Parties will initially receive fifty percent (50%) of all net income relating to the operation of business, with such percentage to decline (but not below 15%) as additional investments are made in the Canal and related assets; provided however, that the Seller Parties have the right to co-invest with us, and in the event that they elect to do so, their net income participation will not decrease to the extent that they have matched our capital infusions.

Property Acquired

     In order to supply the development of agricultural property in Riverside County, four canals were constructed to transport water from San Bernardino to Riverside. Three of the four canals are now owned by cities and municipalities and operated to supply their water. The Canal acquired by us is the only canal that is currently privately owned.

     The Canal is approximately 18 miles in length and consists of a main canal and three separate lateral reaches. The width of the Canal property varies throughout its length, but the width recorded in the original deed is 50 feet.

     In 2000, two wells and a pipeline distribution network were installed on a portion of the Canal property. This pipeline supplies irrigation water to a golf course owned by certain of the West Riverside Sellers, as well as a school district. We understand that the amount of water supplied by the distribution system over the past 3 years is:

Year	Water Production
2004	149 million gallons
2005	160 million gallons
2006	200 million gallons

     Although no assurances can be given, these wells are believed to have a capacity of over 300 million gallons per year, which if true, we believe can be marketed. The operating cost to produce water from these wells is approximately $20 per acre foot, which is primarily due to the costs of electricity. The water that is sold to the school district is sold for $280 per acre foot, while the water that is supplied to the golf course is sold at cost plus expenses. Following the closing of the West Riverside Purchase Agreements, we will still be required to provide water to the school and golf course under these terms.

     In addition to the Canal property, under the West Riverside Purchase Agreements, we are acquiring the water rights of 350IWC, which was formed in 1916. 350IWC has produced water from the Riverside basin for much of the period since inception.

     There is no assurance that we acquired title to all of the property comprising the foregoing or that the title to the foregoing is unencumbered. Further, there is no assurance that the title to the property we acquired is not materially defective.

Overview of the Water Resources Industry; Pricing Constraints

     Water resources have historically been owned by cities, municipalities and other landowners, such as farmers, ranchers and real estate developers. Due to the constraints on the development of water resources, such as delivery to market, the water resources industry has not flourished in the past. The prices that we will be able to charge for water will depend on current market forces. Currently the Metropolitan Water District supplies 60% of the water supply to Southern California. This pricing provides an avoided cost and is a good indication of prices that we would be able to charge.

Regulation

Environmental, Health and Safety and Water Quality Regulation

     Our water operations are subject to extensive United States federal, state and local laws and regulations governing the protection of the environment, health and safety, the quality of the water we deliver to our customers, water allocation rights and the manner in which we collect and treat water. We will also be subject to certain regulations, including the Safe Drinking Water Act, and other federal, state, local regulations governing the provision of water services, particularly with respect to the quality of water we distribute.

Safe Drinking Water Act

     The federal Safe Drinking Water Act and regulations promulgated thereunder establish national quality standards for drinking water. The Environmental Protection Agency (the “EPA”) has issued rules governing the levels of numerous naturally occurring and man-made chemical and microbial contaminants and radionuclides allowable in drinking water and continues to propose new rules. These rules also prescribe testing requirements for detecting contaminants, the treatment systems which may be used for removing contaminants and other requirements. Federal and state water quality requirements have become increasingly more stringent, including increased water testing requirements, to reflect public health concerns.

     For example, in 2001, the EPA decreased permissible arsenic levels in drinking water and required compliance by water systems by January 2006. In 2003, a new EPA rule governing non-radon radionuclides became effective, regulating uranium in drinking water for the first time and requiring initial monitoring under state programs by the end of 2007. We intend to comply with these rules.

     In order to remove or inactivate microbial organisms, the EPA has promulgated various rules to improve the disinfection and filtration of drinking water and to reduce consumers’ exposure to disinfectants and byproducts of the disinfection process. In January 2006, the EPA promulgated the Long Term 2 Enhanced Surface Water Treatment Rule and the Stage 2 Disinfectants and Disinfection Byproduct Rule. In October 2006, the EPA finalized the Ground Water Rule, applicable to water systems providing water from underground sources. In 2006, the EPA also proposed revisions to the monitoring and reporting requirements of the existing Lead and Copper Rule.

     Although it is difficult to project the ultimate costs of complying with the above or other pending or future requirements, we do not expect current requirements under the Safe Drinking Water Act to have a material impact on our operations or financial condition.

Acquisitions

     We plan to acquire other water resources in the future. We have not identified any additional acquisitions at this time.

Competition

     In our business, we will compete with other businesses that sell water, including, but not limited to, the Metropolitan Water District (“MWD”). Water is treated as a commodity in southern California. As such, if a purveyor such as us can supply water at a comparable price to MWD, it will be sold in a similar manner as other commodities, such as oil.

RISK FACTORS

We were unsuccessful in providing consulting services to business executives, and we are in the process of changing our business direction from providing consulting services to business executives to owning and operating water resources.

     We were unsuccessful in our original business endeavor of supplying consulting services to business executives. There can be no assurance that we will be successful in our new business direction of managing water resources. As such you could lose your investment.

Our proposed business is speculative and we have just begun operations as a water resources corporation.

     Our plan of operation is speculative. Although we intend to appoint officers and directors who are experienced in the development, ownership, operation and sale of water resources, we do not currently have any officers or directors that have any experience in water resources, nor can there be any assurances that we will be successful in retaining the services of such persons. The likelihood of achieving our plans is remote, and it is possible that you could lose your entire investment.

Our current management lacks technical training and experience in water resource operations and consequently our operations, earnings and ultimate financial success could be irreparably harmed.

     Our current officer and director will only be devoting limited time to our operations. Mr. Jack, our former president and a director, resigned all positions effective December 18, 2007. Mr. Nutt, our sole officer and director, will be devoting virtually no time to our operations, and lacks any training and experience in managing water resources. With no direct training or experience in these areas, management may not be fully aware of many of the specific requirements related to working within the industry. Management’s decisions and choices many not take into account standard engineering or managerial approaches water resource companies commonly use. Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience in the industry. We will need to assemble an entire management team. While we anticipate hiring experienced persons, we cannot guaranty that such persons will be hired. Even if we are successful in retaining persons experienced in the development, ownership, operation and sale of water resources, such persons may not have the technical training necessary to fully develop our intended business plan. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Need for substantial additional capital.

     We are in need of substantial additional capital, without which our ability to continue as a going concern will be jeopardized. In order to fund our ongoing, day-to-day operations, as well as to develop the Canal and water resources, we will continue to require significant amounts of additional capital, and the failure to obtain such additional capital will materially adversely affect our operations. In order to fully implement our plan of operation, it will be necessary to raise at least an additional $16,000,000. There is no assurance that we will be successful in raising additional capital. If we raise additional capital through the sale of common stock, you could experience significant dilution. If we are unsuccessful in raising such additional capital, you could lose your entire investment.

Our operations and the quality of water we supply are subject to extensive environmental laws and regulations. Our proposed expenses are expected to increase as a result of complying with environmental laws and regulations. We also could incur substantial costs as a result of violations of or liabilities under such laws and regulations.

     Our planned water operations will be subject to extensive United States federal, state and local laws and regulations. These requirements include United States Safe Drinking Water Act of 1974, which we refer to as the Safe Drinking Water Act, and similar state laws and regulations. We will also be required to obtain various environmental permits from state and other regulatory agencies for our operations. If we deliver water to our customers that do not comply with regulatory standards, or otherwise violate environmental laws, regulations or permits, or other health and safety and water quality laws and regulations, we could incur substantial fines, penalties or other sanctions or costs or damage to our reputation. In the most serious cases, regulators could force us to discontinue operations and sell our operating assets to another entity, utility or municipality. Given the nature of our proposed business which, in part, will involve supplying water for human consumption, any potential non-compliance with, or violation of, environmental laws or regulations would likely pose a more significant risk to us than to an issuer not similarly involved in the water industry. We will incur substantial operating and capital costs on an ongoing basis to comply with environmental laws and regulations and other health and safety and water quality laws and regulations. These laws and regulations, and their enforcement, have tended to become more stringent over time, and new or stricter requirements could increase our costs. Although we may seek to recover ongoing compliance costs in our rates, there can be no guarantee that the various state or similar regulatory bodies that govern our businesses would approve rate increases to recover such costs or that such costs will not adversely and materially affect our financial condition, results of operations, cash flow and liquidity. We may also incur liabilities under environmental laws and regulations requiring us to investigate and clean up environmental contamination at our properties or at off-site locations where we have disposed of waste or caused adverse environmental impacts. The discovery of previously unknown conditions, or the imposition of cleanup obligations in the future, could result in significant costs, and could adversely affect our financial condition, results of operations, cash flow and liquidity. Such remediation losses may not be covered by our insurance policies and may make it difficult for us to secure insurance in the future at acceptable rates.

Changes in laws and regulations over which we have no control can significantly affect our business and results of operations.

     Any governmental entity that regulates our operations may enact new legislation or adopt new laws and regulations or policies at any time, and new judicial decisions may change the interpretation of existing legislation or regulations at any time. The individuals who serve as regulators are elected or are political appointees. Therefore, elections which result in a change of political administration or new appointments may also result in changes in the individuals who serve as regulators and the policies of the regulatory agencies that they serve. New laws, or regulations, new interpretations of existing laws or regulations, or changes in agency policy, including as a response to shifts in public opinion, or conditions imposed during the regulatory hearing process may affect our business in a number of ways, including the following:

  changing water quality or delivery service standards, treatment and discharge standards with which we must comply;

  restricting our ability to terminate our services to customers who owe us money for services previously provided;

  restricting our ability to sell assets or issue debt or equity securities;

  changing regulatory benefits that we expected to receive when we began offering services in a particular area;

  changing or placing additional limitations on change in control requirements relating to any concentration of ownership of our common stock;

  making it easier for governmental entities to convert our assets to public ownership via eminent domain; and

  restricting or prohibiting our extraction of water from rivers, streams, reservoirs or aquifers.

     Any of these changes or any other changes in laws, regulations, judicial decisions or agency policies applicable to us may have an adverse effect on our business, financial condition, results of operations, cash flow and liquidity.

Weather conditions, natural hazards, overuse of water supplies and competing uses may interfere with our sources of water, demand for water services and our ability to supply water to customers.

     Our ability to meet the existing and future water demands of our customers depends on an adequate supply of water. We anticipate that most of the water that we will be transporting or treating will come from groundwater aquifers. Drought, overuse of sources of water, the protection of threatened species or habitats or other factors may limit the availability of ground and surface water. Governmental restrictions on water use during drought conditions may also result in decreased use of water services, even if our water supplies are sufficient to serve our customers, which may adversely affect our financial condition and results of operations. Seasonal drought conditions that would impact our water services are possible in our intended service area. Following drought conditions, water demand may not return to pre-drought levels even after restrictions are lifted. Cool and wet weather may also reduce demand for water, thereby adversely affecting our financial condition, results of operations, cash flow and liquidity. Service interruptions due to severe weather events are possible in our intended service area. These include earthquakes, high water conditions and severe electrical storms. These weather events may affect the condition or operability of our facilities, limiting or preventing us from delivering water services to our customers. Any interruption in our ability to supply water or to collect, treat and properly dispose of waste, or any costs associated with restoring service, could adversely affect our financial condition and results of operations.

Risks associated with water treatment may impose significant costs; contamination of our sources of water could result in service interruptions and human exposure to hazardous substances and subject our subsidiaries to civil or criminal enforcement actions, private litigation and clean-up obligations.

     One component of our proposed business plan involves treating nonpotable water, which can result in the creation of waste. If collection or industrial sewage systems fail, overflow or do not operate properly, untreated waste or other contaminants could spill onto nearby properties or into nearby streams and rivers, causing damage to persons or property, injury to aquatic life and economic damages, which may not be recoverable in rates. Liabilities resulting from such damage could adversely and materially affect our business, results of operations and financial condition. Moreover, in the event that we are deemed liable for any damage caused by overflow, our losses might not be covered by insurance policies (if such policies are in place at all), and such losses may make it difficult for us to secure insurance in the future at acceptable rates. Although we have not conducted any environmental analysis of the water sources that we intend to use, these water supplies are very likely to be subject to contamination, including contamination from naturally-occurring compounds, chemicals in groundwater systems, such as nitrates, pollution resulting from man-made sources, such as perchlorate and methyl tertiary butyl ether (MTBE), and possible terrorist attacks. In the event that our water supply is contaminated, our financial condition, results of operations, cash flow, liquidity and our reputation may be adversely affected. We might not be able to recover costs associated with treating or decontaminating water supplies through rates, or such recovery may not occur in a timely manner. Moreover, we could be held liable for environmental damage as well as damages arising from toxic tort or other lawsuits or criminal enforcement actions or other consequences arising out of human exposure to hazardous substances in our drinking water supplies.

Our reliance on third-party suppliers and service providers poses significant risks to our business and prospects.

     We intend to contract with third parties for goods and services that will be essential to our operations, such as maintenance and operation services, pipes, electricity and other materials. We have also agreed to enter into a water services agreement with Basin Water, Inc. If the scope of services or pricing of this agreement are not commercially reasonable, we may incur additional costs. Further, we will be subject to substantial risks because of our reliance on other suppliers and service providers. For example:

  our suppliers may not provide raw materials that meet our specifications in sufficient quantities;

  our service providers may fail to properly operate the Canal or the treatment facilities;

  our suppliers and service providers may face production delays due to natural disasters or strikes, lock-outs or other such actions;

  one or more suppliers or service providers could make strategic changes in the lines of products and services they offer; and

  some of our suppliers will be small companies which are more likely to experience financial and operational difficulties than larger, well-established companies, because of their limited financial and other resources.

     As a result of any of these factors, we may be required to find alternative suppliers for the raw materials and services on which we rely. Accordingly, we may experience delays in obtaining appropriate raw materials and services on a timely basis and in sufficient quantities from such alternative suppliers at a reasonable price, which could interrupt services to our customers and adversely affect our revenues, financial condition, results of operations, cash flow and liquidity.

The assets of the Canal property are subject to potential condemnation through eminent domain.

     Municipalities and other government subdivisions have historically been involved in the provision of water services in the United States, and organized movements may arise from time to time in one or more of the service areas in which our business is expected to operate to convert our assets to public ownership and operation through the governmental power of eminent domain. Should a municipality or other government subdivision seek to acquire the Canal or other assets through eminent domain, we may resist the acquisition. Contesting an exercise of condemnation through eminent domain may result in costly legal proceedings and may divert the attention of management from the operation of its business, and there can be no assurances that such efforts will be successful. If the Canal is condemned, the price paid for it could be much less than the aggregate paid for our shares, and our operations will discontinue as a going concern.

Title to the Canal property may be defective which could materially limit or prevent our rights to use and develop the Canal.

     Title to the West Riverside Canal was held by the West Riverside Sellers pursuant to a deed recorded in 1916 and transferred to us by quit claim deed. Our rights to use significant portions of the Canal (the extent of which is currently unknown) may be limited to those of an easement holder, rather than a fee simple owner. We have made no independent effort to determine whether there may be significant encroachments on the Canal (although we are aware of some encroachments, the full extent of them are not presently known), or whether third parties may have vested rights to continue to occupy and use the Canal under claims of adverse possession or other prescriptive claims. Upon the transfer of ownership of the Canal, third parties claiming the right to continue to occupy and/or use the Canal may undertake legal action against us to seek enforcement of such rights, and we may be required to undertake legal action to evict third parties from the Canal, all of which may result in considerable expense. Efforts to obtain title insurance for the Canal property (which might have revealed certain adverse claims) have been unsuccessful, and we have been advised that no title policy can be obtained, if at all, until a record of survey has been completed for the entire Canal and approved by local governmental authorities, which will be expensive and time consuming. Although we intend to commission the record of survey, even if a title policy is ultimately obtained, it may not reveal all encroachments or prescriptive claims, and it may contain a number of disclaimers, exceptions, and exemptions limiting the title company’s liability under the policy. As a result, we are likely to incur substantial costs for the record of survey and other curative title work, and there can be no assurances that we will ever obtain clear, unencumbered title to the Canal. If we cannot obtain clear title to the Canal, or if we are unable to obtain clear title to critical portions of the Canal that carry water between the source of water and the end users, our ability to raise further capital, develop the Canal, and use substantial portions, will be materially adversely affected.

Taxes on the Canal property may not have been paid.

     The West Riverside Sellers have advised us that significant portions of the Canal and certain equipment and other improvements erected on the Canal have not been assessed for real and personal property tax purposes. Additionally, the real property comprising the Canal has not been assessed by the California State Board of Equalization (“BOE”) as may be mandated under applicable law, and if assessed by the BOE, such assessments will not be subject to Article 13A of the California Constitution (Proposition 13), which means that the taxes on the Canal could be increased significantly on a year-to-year basis. Further, the West Riverside Sellers cannot confirm that all taxes have been paid on the entire Canal, nor can they confirm that such taxes have been paid to the proper taxing authority. As a result, (i) there could be significant tax penalties applicable to the Canal, (ii) claims of adverse possession by other parties claiming an ownership interest in portions of the Canal could be strengthened, and (iii) if taxes owed with respect to the Canal are not paid once due, the taxing authorities may place a lien on the Canal and the fixtures and improvements located thereon to secure payment of past and future taxes.

Portions of the Canal are inoperative.

     Substantial portions of the Canal are not currently being operated and may not be made operational without installing pipelines, at significant cost and expense. Installing pipelines and other equipment will require obtaining permits and approvals from local governmental authorities, which could result in additional delays and costs, and to the extent such permits or approvals are discretionary on behalf of the governmental authorities, there is no guaranty that we can obtain such permits and approvals. Additionally, the West Riverside Sellers have informed us that a portion of one of two tunnels through which the Canal runs has collapsed, and may not be made serviceable again. If we are unable to utilize significant portions of the Canal, our ability to fully implement our business plan will be materially adversely affected.

We have conducted limited due diligence and are presently unable to identify environmental and other liabilities associated with the Canal property.

     We have conducted very little due diligence regarding the Canal and the other assets acquired. The acquisition of the Canal properties was inexact and inherently uncertain as a result of the age of the original conveyances and other factors. We have assumed the risk of the physical condition of the Canal property, including but not limited to environmental issues, including but not limited to soils contamination, accumulated waste, etc. The West Riverside Sellers have not obtained any “Phase I” or “Phase II” environmental site assessments, or any other environmental reports regarding the Canal. The costs of any environmental cleanup could be very substantial.

The nature of the water rights acquired from the West Riverside Sellers is uncertain.

     The groundwater rights acquired are governed by a court judgment, where the amount of groundwater pumped out of a groundwater basin exceeds the amount of water that is naturally recharged by rainfall or other means. In these types of cases, the court allocates the amount of groundwater each user can pump in order to ensure that the groundwater supply is not depleted in the long-term. The court judgment governing 350IWC’s water supply clearly defines the amount of groundwater certain “named parties” can pump from the San Bernardino Basin. 350IWC is not specifically a “named party” to the judgment, however, it is recognized as a groundwater user that pumps groundwater for use on non-overlying land. Because 350IWC is not a named party, its right to pump groundwater is established as a collective right along with all other non-parties who collectively pump groundwater for use on non-overlying land. As such, it is unclear precisely what the nature of those rights are as the court judgment pertains primarily to named parties. It is also unclear to what extent those rights can be increased beyond the amount of water which the West Riverside Sellers currently pump. Because the court retains jurisdiction over the court judgment, if groundwater pumping dramatically increases and some other groundwater user is “materially harmed” the court may be asked to modify or amend the judgment. If this occurs, there is the possibility we may need to obtain additional water rights from some other source to pump groundwater to the extent the water rights acquired from the West Riverside Sellers are insufficient. We also may need to undertake or defend against legal actions to perfect our interest in the water rights being acquired from the West Riverside Sellers. Such limitations and deficiencies with respect to the water rights could materially limit or prevent us from raising further capital, developing the Canal, or using portions of the Canal.

The purchase of the Water Treatment Unit may not be on an arms-length basis, or on commercially reasonable terms.

     The purchase of the Water Treatment Unit was not the result of extensive negotiation among the parties, and was not the result of competitive bidding. Also, the seller of the Water Treatment Unit is an affiliate of BWRI. Although the price paid for such Water Treatment Unit is within the range customarily charged by the seller for similar products, the procurement process and pricing was not a result of competitive bidding and better prices for similar products may be available.

Lack of Corporate Formalities; Potential Minority Shareholder Claims.

     WRCC and 350IWC have been in existence since 1899 and 1916, respectively. Consequently, their corporate records are incomplete and the West Riverside Sellers cannot represent that all corporate formalities have been observed over the years, including but not limited to proper meetings of their boards of directors and shareholders. As such, WRCC and 350IWC are not certain as to the identities of all shareholders and have relied upon public notice to inform unknown shareholders of recent events. Further, at least one minority shareholder has raised claims regarding his ownership of shares of and interest in the West Riverside Sellers. As a result, although we are purchasing assets from the West Riverside Sellers, no assurances can be made that we will not be named in any claim made by such persons. If we are named in any litigation or other claim, the costs of defending such claims may be significant. On March 5, 2007 we consummated an initial public offering of 1,043,700 shares of our common stock at a purchase price of $0.10 per share. As noted above, at the time of this offering and through the date hereof, we have stated that we are engaged in the business of providing coaching and consulting services to corporate executives. We have not generated any revenues from our coaching and consulting business and the only operation we have engaged in is the development of a business plan. We have ceased working on our coaching and consulting business and engage in the business of owning, developing and selling water resources. It is possible that investors who purchased shares expecting us to engage in a coaching and consulting business could bring claims against us under applicable securities laws. Defending against such claims could be costly and require us to offer to refund the purchase price.

We are subject to complex laws and regulations, including environmental regulations, that can adversely affect the cost, manner or feasibility of doing business.

     Development, production and sale of water in the U.S. are subject to extensive laws and regulations, including environmental laws and regulations. We may be required to make large expenditures to comply with environmental and other governmental regulations. Matters subject to regulation include, among other things, construction and discharge permits for drilling and pipeline installation operations. Under these laws and regulations, we could be liable for personal injuries, property damage, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. Failure to comply with these laws and regulations also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Moreover, these laws and regulations could change in ways that substantially increase our costs. Accordingly, any of these liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and results of operations.

Our auditors have issued a going concern opinion meaning there is substantial uncertainty whether we will continue operations.

     Our auditors have issued a going concern opinion in their report dated September 24, 2007. This means that, as of the time of the opinion, there was substantial doubt that we could continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.

We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

     We were incorporated in May 2005 and we have just started our proposed business operations. We have not realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made.

Because our officers and directors do not have prior experience in financial accounting and the preparation of reports under the Securities Exchange Act of 1934, we will have to hire experienced individuals. This need could result in an expense we are unable to pay.

     Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we will need to hire additional experienced personnel to assist us with the preparation of financial reports. If we need the additional, experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely. As a result, you could lose your investment.

Our sole officer and director is responsible for our managerial and organizational structure. In the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

     Mr. Nutt is currently responsible for our managerial and organizational structure, which includes preparation of disclosure and accounting controls under the Sarbanes-Oxley Act of 2002. Following the consummation of the transactions discussed herein, we will commence assembling an entire management team. This management team may need to devote significant time and resources to ensuring that we comply with the Sarbanes-Oxley Act of 2002. When these controls are implemented, management will be responsible for the administration of our disclosure and accounting controls.

Because there is an extremely limited public trading market for our common stock, you may not be able to resell your stock.

     There is currently an extremely limited public trading market for our common stock, and there may never be a broad public trading market. Therefore, investors may not be able to resell their common stock.

Because the SEC imposes additional sales practice requirements on brokers who deal in penny stocks, some brokers may be unwilling to trade our shares. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

     Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of these additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

FINRA sales practice requirements may limit a stockholder's ability to buy and sell our stock.

     The Financial Industry Regulation Authority (FINRA) has adopted rules that apply to broker/dealers in recommending an investment to a customer. The broker/dealers must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend our common stock to their customers, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing our stockholder's ability to resell shares of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this Memorandum. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

     We are a start-up corporation even though we were incorporated on May 18, 2005 as a consulting business to provide services to corporate executives. In December 2007, we decided to change our business focus to engage in the business of the ownership, development and sale of water resources. We have not yet generated or realized any revenues from our business operations. We have obtained $4,000,000 and acquired title to certain material assets. We are no longer a shell corporation.

     In their audit report dated September 24, 2007, our auditors issued a going concern opinion. This means that there was substantial doubt that we could continue as an on-going business for the next twelve months unless we obtained additional capital. With the $4,000,000 we recently obtained, we believe we can operate for at least one year.

     In order to fully implement our plan of operation, it will be necessary to raise at least an additional $16,000,000. There is no assurance, however, that we will be able to raise the additional capital we need to implement our plan of operation.

No Operating History

     We have no operations upon which to base an evaluation of our performance. We were previously in the business of providing consultation to business executives. We were never retained by anyone to provide such services. Accordingly, we have no business operating history.

Plan of Operation

     Our plan of operation for the next twelve months calls for us to:

1.	Raise an additional $16,000,000.

2.	Commence a record of survey regarding the Canal.

3.	Commence the process to perfect title in the Canal.

4.	Begin expanding production and distribution .

5.	Increase the amount of water produced.

6.	Obtain a new board of directors and experienced management.

Limited operating history; need for additional capital

     There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have not generated any revenues. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of new business enterprises, including limited capital resources and possible cost overruns.

     To become profitable and competitive, we will need to raise an additional $16,000,000 to fully implement our plan of operation, and no assurances can be given that we will become profitable or competitive.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on May 18, 2005 to September 30, 2007

     At inception, we sold 5,000,000 shares of common stock to our officers and directors for $500 in cash. More recently, through our initial public offering, we sold 1,043,700 shares of common stock at $0.10 per share and raised $104,370 in gross proceeds. Our initial public offering was closed on March 5, 2007.

     Our loss since inception is $66,387 of which $40,229 is for legal fees, $16,525 for audit fees, $4,317 for filing fees and general office costs, and $5,316 for interest expense.

      We never initiated operations as a provider of consulting services

     In December, 2007, we paid a stock dividend of 8 additional shares of common stock for each one share outstanding (9 for 1).

     On December 18, 2007, James M. Jack resigned as one of our officers and directors and tendered back to us all shares of common stock owned by him (22,500,000 shares) for cancellation. On January 3, 2008, Alfred Nutt, our president and sole director tendered back to us all shares of common stock owned by him (22,500,000 shares) for cancellation.

     On December 28, 2007, we sold 3,000,000 Units at a per Unit price of $1.25, for aggregate gross proceeds of $3,750,000. Each Unit consisted of one share of common stock and one warrant. Each warrant is exercisable for a period of two years from the date of issuance, at an exercise price of $1.25 per warrant. All of these Units were sold to non-US persons pursuant to Regulation S of the Securities Act of 1933. All transactions took place outside the United States of America.

     On January 3, 2008, we issued 6,000,000 shares of common stock to BWRI in consideration of BWRI performing certain conditions of its agreement with us dated as of December 28, 2007. The shares were issued pursuant to the exemption from registration contained section 4(6) of the Securities Act of 1933 in that BWRI is an accredited investor with assets in excess of $5,000,000.

     On January 3, 2008, we sold 200,000 Units to Roytor & Co. at a per Unit price of $1.25, for aggregate gross proceeds of $250,000. Each Unit consisted of one share of common stock and one warrant. Each warrant is exercisable for a period of two years from the date of issuance, at an exercise price of $1.25 per warrant. All of these Units were sold to non-US persons pursuant to Regulation S of the Securities Act of 1933. All transactions took place outside the United States of America.

     In addition, on January 3, 2008, we issued warrants to acquire 448,000 restricted shares of our common stock to Canaccord Adams Inc. pursuant to the exemption from registration contained section 4(6) of the Securities Act of 1933 in that Canaccord Adams Inc. is an accredited investor with assets in excess of $5,000,000. The exercise price of the warrants is $1.25 per share.

     We have entered in a registration rights agreement pursuant to which we have agreed to register all of the shares issued to BWRI. Further, we have agreed to register all of the shares issued in connection with the sale of Units, as well as the shares issuable upon exercise of the warrants.

      On December 28, 2007, we completed the acquisition of the Canal assets.

Liquidity and Capital Resources

     As of the date of this report, we are initiating operations. We have yet to generate any revenues from our business operations. There is no assurance we will ever generate any revenues from operations.

     As of September 30, 2007, our total assets were $90,945 and our total liabilities were $47,146. Our only asset at such time was cash. As of the date of this report, our pro forma assets are $3,643,745 and our pro forma liabilities are $47,146 .

Contractual Obligations

     Subject to raising and additional $10,000,000, we are obligated to issue an additional 6,000,000 restricted shares of common stock to Basin Water Resources, Inc.

     Pursuant to the terms of the West Riverside Purchase Agreements, which are discussed in our Form 8-K filed with the SEC on January 4, 2008 and incorporated herein by reference, the West Riverside Sellers will initially receive fifty percent (50%) of all net income relating to the operation of our business, with such percentage to decline (but not below 15%) as additional investments are made in the Canal and related assets; provided however, that the West Riverside Sellers have the right to co-invest with us, and in the event that they elect to do so, their net income participation will not decrease to the extent that they have matched our capital infusions.

     There is a balance due of $600,000 to Basin Water Resources, Inc. on a water treatment unit.

     We are the assignee of a Water Supply, Sale and Purchase Agreement ("Water Supply Agreement") with the Jurupa Unified School District ("JUSD"), dated July 2, 2002, relating to a single school site. As set forth in the Water Supply Agreement, we are required to provide up to .81 acre feet of water per day, at a price of $250 per acre foot, subject to further adjustment. The term of the Water Supply Agreement is 20 years and it is only terminable for cause upon default (and failure to cure) by one of the parties. JUSD has a unilateral right to terminate without cause, but will have to pay for capital costs involved in building the water supply facilities based on a schedule included in the Water Supply Agreement.

     We have an obligation to provide water to the Indian Hills Golf Course ("IHGC"), pursuant to Section 3.3(d) of the Assignment Agreement. As set forth therein, we are required to provide IHGC with up to 505 acre ft. of water per year, at a price equal to our costs of producing and delivering the water. This is an ongoing obligation, but if we fail to deliver at least 90% of the required water for a 60 day period, IHGC will be permitted to use, for its own benefit, the wells and pipelines necessary to obtain water.

Off Balance Sheet Arrangements

     We have no off balance sheet arrangements other than as described above.

     We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

DESCRIPTION OF PROPERTY

      For discussion of the Canal, see “Property Acquired” under “Business” above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of January 22, 2008, the total number of shares owned beneficially by each of our directors and officers individually and as a group, and each person who is known by us to beneficially own more than 5% of our total outstanding shares. Percentage of beneficial ownership is based on 18,593,000 shares of common stock outstanding as of January 22, 2008. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares. Unless provided otherwise, the address of each person listed on the table is c/o Empire Water Corporation, 25 Orchard Road, Lake Forest, California 92630.

	Shares Beneficially Owned
Name and Address of
Beneficial Owner	Number	Percent of Class

Alfred Nutt	0	0.00%

All officers and directors as a group (1 person)	0	0.00%

Basin Water Resources, Inc.	6,000,000	32.27%
8731 Prestige Court, Rancho Cucamonga, CA 91730

Range Global Fund Ltd. (1)	2,400,000	12.91%
14 Buckingham Gate, London, United Kingdom

(1)	Does not include warrants to acquire an additional 2,400,000 shares of common stock at an exercise price
	of $1.25 per warrant share. Such warrants are subject to a limitation on exercise that provides that the
	holder may not exercise such warrant if following such exercise the holder would beneficially own in
	excess of 9.999% of our issued and outstanding common shares.

DIRECTORS, EXECUTIVE DIRECTORS, PROMOTERS AND
CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF
THE EXCHANGE ACT

     Each of our officers and directors will serve until their respective successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no standing nominating compensation committees. We have an audit committee.

      The name, age and position of our present director and executive officer is set forth below:

Name	Age	Position(s)

Alfred Nutt	71	President, Principal Executive Officer, Secretary, Treasurer,
Furstenstrasse 26		Principal Financial Officer, Principal Accounting Officer, and sole
9496 Balzers		member of the Board of Directors.
Liechtenstein

     Mr. Nutt has held his position as Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer, and a member of the Board of Directors since June 20, 2006, and as President and Principal Executive Officer since December 18, 2007.

     Alfred Nutt - President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer, and sole member of the Board of Directors

     Since 2001, Mr. Nutt retired from full-time work and currently manages his family's investment portfolio. From 1986 to 2000, Mr. Nutt was the chief logistics officer for AAW Production and Distribution Corporation, a private company based in Vaduz, Switzerland, that manufactured and supplied automotive parts to the automobile industry. From September 2004, through June 2006, Mr. Nutt was a director and treasurer for Arch Management Services Inc., a company currently listed on the Over-The-Counter Bulletin-Board that since his resignation has changed its name to Tiger Ethanol International Inc. and is currently trading on the Over-The-Counter Bulletin-Board under the symbol TGEI. From 1977 to 1986, Mr. Nutt was the director of marketing and sales for Winterthur Insurance Company, an insurance company based in Winterthur, Switzerland, that provides life, property, and liability insurance products. In this position, Mr. Nutt was responsible for a sales team of 35 people. From 1957 to

1977, Mr. Nutt was the Chief Executive Officer, and marketing and sales director, for Verno Corporation, a company based in Vaduz, Switzerland, that markets and sells sporting goods equipment. From 1952 to 1956, Mr. Nutt attended, and graduated from, the Superior Professional School of Commerce in Switzerland. From 1956 to 1957, Mr. Nutt attended, and graduated from, Cercle Commercial Suisse Paris (School for Advanced International Trade), in Paris, France. Mr. Nutt is not an officer or director of any other reporting company.

      During the past five years, Mr. Nutt has not been the subject of the following events:

1.	Any bankruptcy petition filed by or against any business of which Mr. Nutt was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.	Any conviction in a criminal proceeding or being subject6 to a pending criminal proceeding.

3.

An order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Nutt’s involvement in any type of business, securities or banking activities.

4.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodity law, and the judgment has not been reversed, suspended or vacated.

Code of Ethics

     We have adopted a code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Section 16(a) Beneficial Ownership Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such forms received by us, or written representations that no other reports were required, and to the best of our knowledge, we believe that James M. Jack and Alfred Nutt filed Form 4s disclosing the return of all of their shares of common stock to us after the applicable filing deadline. Range Global Fund Ltd. and its affiliates filed their respective Forms 3 after the applicable reporting deadline.

Director Independence and Board Committees

     We have an audit committee and a disclosure committee. Mr. Nutt, our sole director and officer, is currently the only member of these committees. We do not have any other board-designated committees. None of our directors are deemed independent. All directors also hold positions as our officers. Our audit committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and (5) funding for the outside auditory and any outside advisors engagement by the audit committee.

     We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Additionally, because we currently have no operations, we believe that the services of a financial expert are not warranted at this time.

     We have a disclosure committee and a disclosure committee charter. Our disclosure committee is comprised of Alfred Nutt. The purpose of the committee is to provide assistance to the Chief Executive Officer and the Chief Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about us and the accuracy, completeness and timeliness of our financial reports.

     We believe that Mr. Nutt will resign as a director in the immediate future and that new directors will be appointed prior to Mr. Nutt’s resignation or pursuant to a meeting of shareholders. If directors are appointed without election, the appointments will be in compliance with Section 14(f) of the Securities Exchange Act of 1934. As we add new directors we expect to have these directors serve on our audit and disclosure committees. We expect to eventually have an audit committee of at least three independent directors.

Compensation Committee Interlocks and Insider Participation

     No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, not has any interlocking relationship existed in the past.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

     To date, we have not paid any of our officers or directors any compensation. Accordingly, we have no compensation policies. We currently expect to add new directors and officers in the very near future. Compensation arrangements and policies for these directors and officers will be established by our board of directors.

     We do not currently have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Executive Compensation

     No cash or equity-based compensation has been paid to any of our officers since inception in May 2005 to June 30, 2007, the end of our fiscal year. We anticipate paying salaries in 2008. We do not know how much the salaries will be.

Compensation of Directors

     The members of our board of directors are not compensated for their services as directors. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of our board of directors. We have no director's service contracts.

Executive Officer Compensation Table

						Non-	Nonqualified
						Equity	Deferred	All
						Incentive	Compensa-	Other
				Stock	Option	Plan	tion	Compen-
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Principal Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Alfred Nutt	2007	0	0	0	0	0	0	0	0
President, Secretary and	2006	0	0	0	0	0	0	0	0
Treasurer	2005	0	0	0	0	0	0	0	0

James M. Jack	2007	0	0	0	0	0	0	0	0
(former President)	2006	0	0	0	0	0	0	0	0
(resigned)	2005	0	0	0	0	0	0	0	0

Director's Compensation Table

Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Alfred Nutt	2007	0	0	0	0	0	0

James M. Jack	2007	0	0	0	0	0	0
(resigned)

Employment Agreements

     We have not entered into employment agreements with any of our executive officers. We anticipate that we may enter into employment agreements with our new officers as they are appointed.

Pension Benefits and Nonqualified Deferred Compensation

      We do not have any pension benefits or nonqualified deferred compensation plans.

Potential Payments Upon Termination or Change-in-Control

     SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the company. We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In June 2005, we issued a total of 5,000,000 shares of restricted common stock to Mr. Jack, who at the time was our sole officer and director in consideration of $500 cash. In June 2006, Mr. Jack sold 2,500,000 of his common stock to Mr. Nutt, in consideration for $250 cash. In December 2007 we paid a stock dividend of eight additional shares of common stock for each share of common stock outstanding. After the stock dividend was paid, Mr. Jack owned 22,500,000 restricted shares of common stock and Mr. Nutt owned 22,500,000 shares of common stock. In December 2007, Mr. Jack returned all of his shares of common stock to us and the shares were cancelled. In January 2008, Mr. Nutt returned all of his shares of common stock to us and the shares were cancelled.

     Mr. Jack has advanced funds to us for our legal, audit, filing fees, general office administration and cash needs. As of June 30, 2007, Mr. Jack advanced us $45,421 for our benefit. There is no due date for the repayment of the funds advanced by Mr. Jack. The obligation to Mr. Jack does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Jack or the repayment of the funds to Mr. Jack. The entire transaction was oral.

     Our office was located at the home of Mr. Jack. We did not pay any rent to Mr. Jack and there was no agreement to pay any rent to Mr. Jack.

     Our office is currently located at 25 Orchard Road, Lake Forest, California 92630.

DESCRIPTION OF SECURITIES

Common Stock

     Our authorized capital stock consists of 100,000,000 shares of common stock, $0.00001 par value per share. The holders of our common stock:

  have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

  are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

  do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

  are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

     All shares of common stock now outstanding are fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Non-cumulative voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares not be able to elect any of our directors.

Cash dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend be at the discretion of our board of directors and depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred stock

     We are authorized to issue 100,000,000 shares of preferred, $0.00001 par value of per share. The terms of the preferred shares is at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Warrants

     We have issued warrants to acquire 3,648,000 restricted shares of common stock to six entities. Each warrant allows the holder to acquire one share of common stock at an exercise price of $1.25. The exercise period is two years expiring approximately January 1, 2010.

Stock transfer agent

     Our stock transfer agent is Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119, telephone 702-361-3033.

Reports

     We are required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our shares are traded on the Bulletin Board operated by the Financial Industry Regulatory Authority (FINRA) under the symbol “EWCR” The following table sets forth, for the periods indicated, the reported high and low closing bid quotations for our common stock as reported on the Bulletin Board.

Fiscal Quarter	High Bid	Low Bid

2007
Third Quarter (through January 24, 2008)	$0.40	$0.05
Second Quarter	$0.556	$0.058
First Quarter	$0.556	$0.111

2006
Fourth Quarter	$0	$0
(beginning June 8, 2007, the day our shares began
trading)

      These quotations reflect inter-dealer prices, without retail markups, markdowns or commissions and do not necessarily reflect actual transactions. As of January 10, 2008, we had approximately 53 holders of record of our common stock.

Dividends

     We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Section 15(g) of the Securities Exchange Act of 1934

     Our company’s shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

     Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Use of Proceeds from our Public Offering

     Since our public offering which was completed on March 5, 2007, we have spent the proceeds as follows: $21,290 for attorney fees, $2,800 for audit fees, $3,238 for filing and general office costs and $50,000 for investment banking fees.

LEGAL PROCEEDINGS

      We have no legal proceedings pending or threatened against us or our sole officer and director at this time.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

      There have no been no changes or disagreements with our accountants during the past three years.

RECENT SALES OF UNREGISTERED SECURITIES

     Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

     On June 18, 2005, we issued 5,000,000 shares of common stock to James M. Jack, our then sole officer and director, in consideration of $500.00. We issued the foregoing restricted shares of common stock to our then sole officer and director pursuant to section 4(2) of the Securities Act of 1933. He was a sophisticated investor and was given the same information that could be found in a Form SB-2 registration statement. On June 20, 2006, Mr. Jack transferred 2,500,000 of his shares to Alfred Nutt pursuant to a “4 1 ½ transaction.”

     In December 2007, we issued eight additional shares of common stock for each one share outstanding as a stock dividend.

     On December 18, 2007, James M. Jack resigned as one of our officers and directors and tendered back to us all shares of common stock owned by him (22,500,000 post-dividend shares) for cancellation. On January 3, 2008, Alfred Nutt, our president and sole director tendered back to us all shares of common stock owned by him (22,500,000 post-dividend shares) for cancellation.

     On December 28, 2007, we sold 3,000,000 Units at a per Unit price of $1.25, for aggregate gross proceeds of $3,750,000. Each Unit consisted of one share of common stock and one warrant. Each warrant is exercisable for a period of two years from the date of issuance, at an exercise price of $1.25 per warrant. All of these Units were sold to non-US persons pursuant to Regulation S of the Securities Act of 1933. All transactions took place outside the United States of America.

     On January 3, 2008, we issued 6,000,000 shares of common stock to BWRI in consideration of BWRI performing certain conditions of its agreement with us dated as of December 28, 2007. The shares were issued pursuant to the exemption from registration contained section 4(6) of the Securities Act of 1933 in that BWRI is an accredited investor with assets in excess of $5,000,000.

     On January 3, 2008, we sold 200,000 Units to Roytor & Co. at a per Unit price of $1.25, for aggregate gross proceeds of $250,000. Each Unit consisted of one share of common stock and one warrant. Each warrant is exercisable for a period of two years from the date of issuance, at an exercise price of $1.25 per warrant. All of these Units were sold to non-US persons pursuant to Regulation S of the Securities Act of 1933. All transactions took place outside the United States of America.

     In addition, on January 3, 2008, we issued warrants to acquire 448,000 restricted shares of our common stock to Canaccord Adams Inc. pursuant to the exemption from registration contained section 4(6) of the Securities Act of 1933 in that Canaccord Adams Inc. is an accredited investor with assets in excess of $5,000,000. The exercise price of the warrants is $1.25 per share.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 5.06       Change in Shell Company Status

     As explained more fully in Item 2.01 above, prior to the closing of the acquisition discussed in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended). Please see the information set forth above under Item 2.01 of this Current Report on Form 8-K above, which information is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits

(a)       FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     The Audited Consolidated Financial Statements of Indian Hills Water Conservation Corporation and Subsidiaries as of December 31, 2006 and 2005 are filed as Exhibit 99.1 to this Current Report and are incorporated herein by reference.

     The Unaudited Consolidated Financial Statements of Indian Hills Water Conservation Corporation and Subsidiaries as of September 30, 2007 and for the nine months ended September 30, 2007 and 2006 are filed as Exhibit 99.2 to this Current Report and are incorporated herein by reference. [accompanying notes are missing]

(b)       PRO FORMA FINANCIAL INFORMATION.

     The Pro Forma Financial Information is filed as Exhibit 99.3 to this Current Report and is incorporated herein by reference.

(c)       SHELL COMPANY TRANSACTIONS

     Reference is made to Items 9.01(a) and 9.01(b) above and the exhibits referred to therein, which are incorporated herein by reference.

(d)       EXHIBITS

EXHIBIT INDEX

Incorporated by reference
Exhibit					Filed
Number	Document Description	Form	Date	Number	herewith
3.1	Articles of Incorporation.	SB-2	10/17/05	3.1
3.2	Bylaws.	SB-2	10/17/05	3.2
3.3	Amended Articles of Incorporation.				X
10.1	Stock Purchase Agreement, dated as of December				X
21, 2007, by and between BWRI and the Company.
10.2	Assignment and Amendment Agreement, dated as of				X
December 21, 2007, by and among BWRI, IHWCC
and the Company.
10.3	Unit Purchase Agreement, dated as of December 21,				X
2007,by and between Basin Water and the Company.
23.1	Consent of Malone & Bailey.				X
99.1	Audited Financial Statements for the Years Ended				X
December 31, 2006 and 2005.
99.2	Unaudited Financial Statements for the Nine Months				X
Ended September 30, 2007 and 2006.
99.3	Pro Forma Financial Statements.				X

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated this 31st day of January 2008.

EMPIRE WATER CORPORATION

By:	ALFRED NUTT
Alfred Nutt, President and Principal
Executive Officer

EXHIBIT INDEX

Incorporated by reference
Exhibit					Filed
Number	Document Description	Form	Date	Number	herewith
3.1	Articles of Incorporation.	SB-2	10/17/05	3.1
3.2	Bylaws.	SB-2	10/17/05	3.2
3.3	Amended Articles of Incorporation.				X
10.1	Stock Purchase Agreement, dated as of December				X
21, 2007, by and between BWRI and the Company.
10.2	Assignment and Amendment Agreement, dated as of				X
December 21, 2007, by and among BWRI, IHWCC
and the Company.
10.3	Unit Purchase Agreement, dated as of December 21,				X
2007,by and between Basin Water and the Company.
23.1	Consent of Malone & Bailey.				X
99.1	Audited Financial Statements for the Years Ended				X
December 31, 2006 and 2005.
99.2	Unaudited Financial Statements for the Nine Months				X
Ended September 30, 2007 and 2006.
99.3	Pro Forma Financial Statements.				X